As filed with the Securities and Exchange Commission on July 29, 2014

Registration No. 333-146350

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPEN TEXT CORPORATION

(Exact Name of Registrant as specified in its charter)

Ontario, Canada	98-0154400
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

275 Frank Tompa Drive

Waterloo, Ontario, Canada N2L 0A1

(Address of Registrant’s Principal Executive Offices)

Hummingbird Stock Option Plan

(Full title of the plan)

Open Text Inc.

The Pyramid Center

600 Montgomery Street, Suite 1800

San Francisco, CA 94111

(Name and address of Agent for Service)

(415) 500-9600

(Telephone number, including area code, of Agent for Service)

Copies to:

Mary E. Alcock, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-146350) (the “Registration Statement”) relating to the Open Text Corporation (the “Company”) Hummingbird Stock Option Plan, as amended (the “Plan”). The Company is no longer issuing securities under the Plan. This Post-Effective Amendment to the Registration Statement is being filed in order to deregister all shares that were registered under the Registration Statement and remain unissued under the Plan.

The Company hereby removes from registration, by means of this post-effective amendment, 639,390 common shares of the Company registered but unsold under this Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterloo, Ontario, Canada, on this 29th day of July 2014.

OPEN TEXT CORPORATION

By:	/s/ MARK BARRENECHEA
Mark Barrenechea President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 29, 2014.

Signature	Title

/s/ MARK J. BARRENECHEA Mark J. Barrenechea	President and Chief Executive Officer (Principal Executive Officer)

/s/ PAUL MCFEETERS Paul McFeeters	Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)

/s/ SUJEET KINI Sujeet Kini	Chief Accounting Officer (Principal Accounting Officer)

/s/ P. THOMAS JENKINS P. Thomas Jenkins	Chairman

* Randy Fowlie	Director

* Gail E. Hamilton	Director

* Brian J. Jackman	Director

* Stephen J. Sadler	Director

* Michael Slaunwhite	Director

Katharine B. Stevenson	Director

Deborah Weinstein	Director

/s/ MUHI MAJZOUB Muhi Majzoub	Authorized Representative in the United States

*By	/s/ PAUL MCFEETERS
Paul McFeeters Attorney-in-fact

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

*24.1	Power of Attorney of P. Thomas Jenkins, John Shackleton and Paul McFeeters

* Previously filed on the signature page to the Registration Statement on Form S-8 (No. 333-146350) filed on September 27, 2007.